Exhibit 99.2

OpenText Announces Two-For-One Stock Split
Waterloo, ON, January 23, 2014 - Open Text Corporation (NASDAQ:OTEX) (TSX: OTC) announced today that its Board of Directors has approved a two-for-one stock split of its outstanding common shares. The two-for-one stock split will be implemented by way of a stock dividend whereby shareholders will receive one common share for each common share held. There were 60,473,680 OpenText common shares outstanding as of January 22, 2014. Adjusting for the stock split, there will be 120,947,360 OpenText common shares outstanding.
The record date for the stock dividend will be February 7, 2014 and the payment date will be February 18, 2014. OpenText’s common shares will be traded in accordance with the “due bill” procedures of the NASDAQ and the Toronto Stock Exchange from February 5, 2014 through February 18, 2014. This means any trades that are executed on the NASDAQ or the Toronto Stock Exchange during this period will be identified to ensure purchasers of OpenText’s common shares receive the entitlement to the stock dividend. OpenText’s common shares are expected to begin trading on a post-stock dividend basis on the NASDAQ and on the Toronto Stock Exchange on February 19, 2014. The due bill redemption date will be February 21, 2014.
OpenText is undertaking the stock split to make the common shares more readily accessible to individual shareholders, increase and broaden OpenText’s shareholder base, and improve the liquidity of the market for OpenText’s common shares.
OpenText shareholders, with or without a physical share certificate, do not need to take any action with respect to the stock dividend because OpenText has moved to a Direct Registration System (DRS). OpenText’s transfer agent will send registered owners of OpenText common shares a DRS advice form, which will represent the additional number of common shares that they are receiving as a result of the stock split. This will allow shareholders to hold their additional common shares in a “book-entry” form without having a physical share certificate issued.
OpenText is ascribing essentially no monetary value to the stock dividend, and the stock dividend will not constitute a taxable transaction for either Canadian tax purposes or U.S. federal income tax purposes. Shareholders are advised to contact their tax advisors for further information. The stock split will not dilute shareholders’ equity. All share and per share data for future periods will reflect the stock split.

About OpenText
OpenText is the largest independent software provider of Enterprise Information Management (EIM). For more information please visit www.opentext.com.
Cautionary Statement Regarding Forward-Looking Statements
Certain statements in this press release are considered forward-looking statements or information under applicable securities laws. Such forward-looking statements involve known and unknown risks, uncertainties and other factors and assumptions that may cause the actual results, performance or achievements to differ materially. Such factors include, but are not limited to, (i) the future performance, financial and otherwise, of OpenText; (ii) the ability of OpenText to bring new products to market and to increase sales; (iii) the strength of the Company's product development pipeline; (iv) the Company's growth and profitability prospects; (v) the estimated size and growth prospects of the EIM market; (vi) the Company's competitive position in the EIM market and its ability to take advantage of future opportunities in this market; (vii) the benefits of the Company's products to be realized by customers; (viii) the demand for the Company's product and the extent of deployment of the Company's products in the EIM marketplace; and (ix) the Company's financial condition and capital requirements. The risks and uncertainties that may affect forward-looking statements include, but are not limited to: (i) integration of acquisitions and related restructuring efforts, including the quantum of restructuring charges and the timing thereof; (ii) the possibility that the Company may be unable to meet its future reporting requirements under the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder; (iii) the risks associated with bringing new products to market; (iv) fluctuations in currency exchange rates; (v) delays in the purchasing decisions of the Company's customers; (vi) the competition the Company faces in its industry and/or marketplace; (vii) the possibility of technical, logistical or planning issues in connection with the deployment of the Company's products or services; (viii) the continuous commitment of the Company's customers; and (ix) demand for the Company's products. For additional information with respect to risks and other factors which could occur, see the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other securities filings with the SEC and other securities regulators. Readers are cautioned not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For more information, please contact:

United States:

Greg Secord
Vice President, Investor Relations
Open Text Corporation
San Francisco: 415-963-0825
gsecord@opentext.com

Canada:

Sonya Mehan
Senior Manager, Investor Relations
Open Text Corporation
Waterloo: 519-888-7111 ext. 2446
smehan@opentext.com

Copyright ©2014 Open Text Corporation. OpenText is a trademark or registered trademark of Open Text SA and/or Open Text ULC. The list of trademarks is not exhaustive of other trademarks, registered trademarks, product names, company names, brands and service names mentioned herein are property of Open Text SA or other respective owners. All rights reserved. For more information, visit: http://www.opentext.com/2/global/site-copyright.html_SKU.

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